UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 11, 2018
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)
(267) 317-9139 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on December 22, 2017, Marc Lasry resigned from the board of directors (the “Board”) of AgroFresh Solutions, Inc. (the “Company”), effective as of December 26, 2017. Mr. Lasry was serving as a member of the Audit Committee of the Board prior to his resignation. On January 11, 2018, as a result of Mr. Lasry’s resignation, the Company received a customary notice from the Nasdaq Stock Market, LLC (“Nasdaq”) that it was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company’s audit committee be comprised of at least three members, all of whom are independent.

Consistent with Nasdaq Listing Rule 5602(c)(4), the Company is entitled to a cure period to reestablish compliance with Nasdaq Listing Rule 5605(c)(2)(A), which cure period will expire upon (i) the earlier of either the date of the Company’s next annual stockholders’ meeting or December 26, 2018, or (ii) if the next annual stockholders’ meeting is held before June 25, 2018, no later than June 25, 2018. The Company intends to fill the current vacancy on the Board and Audit Committee prior to this deadline to regain compliance with Nasdaq Listing Rule 5602(c)(2).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: January 18, 2018

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel